Exhibit 10.6

SECOND AMENDMENT TO

FIRST MICHIGAN BANCORP, INC.

EQUITY INCENTIVE PLAN

March 15, 2011

This Second Amendment to the First Michigan Bancorp Equity Incentive Plan (the “Amendment”) is effective as of March 15, 2011.  All capitalized terms used, but not defined, in this Amendment have the same meanings as in the First Michigan Bancorp, Inc. Equity Incentive Plan, as amended (the “Plan”).

Recitals

Pursuant to Section 11.01 of the Plan, the board of directors of the Company has adopted this Amendment to the Plan as of March 15, 2011.

The Plan has been approved by the board of directors on March 15, 2011, and by shareholders of the Company on May 24, 2011.

Amendments

The Plan is hereby amended as follows:

1.             Section 4.01 of the Plan is hereby deleted and replaced with the following:

4.01       Shares Issuable.  Shares to be issued under the Plan may be authorized and unissued Shares or issued Shares which have been reacquired by the Company. Except as provided in Section 4.03, the Awards granted to any Participant and to all Participants in the aggregate under the Plan shall be limited so that the sum of the Shares issued or issuable pursuant to such Awards and/or represented by such Awards shall not exceed fourteen percent (14%) of the total number of Shares outstanding from time to time. The actual number of Shares to be issued under the Plan shall be subject to adjustment as provided in Section 4.03 below.

2.             The foregoing amendments shall not apply to Awards granted under the Plan prior to the date hereof, but shall apply to all Awards granted under the Plan after the date hereof.

3.             After the date of this Amendment, all references in the Plan to the “Plan” shall mean the Plan, as amended by this Amendment.  The Plan is hereby amended accordingly.

4.             The Plan and this Amendment, together, set forth the entire agreement and understanding of the parties to them, and supersede all prior agreements, arrangements and communications, whether oral or written, with respect to their subject matter.  Except as modified by this Amendment, the Plan remains unchanged and, as modified, continues in full force and effect.  In the event of any conflict between the terms of the Plan and the terms of this Amendment, the terms of this Amendment shall control.